[LOGO OF IRELAND STAPLETON]

IRELAND.STAPLTON.PRYOR.PASCOR.P.C.

January 16, 2007

Seligman Municipal Fund Series, Inc.

100 Park Avenue

New York, NY 10017

Ladies and Gentlemen:

With respect to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., on behalf of the Colorado Municipal Series, we have reviewed the material with respect to Colorado Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Fund Series, Inc. and to the reference to us under the heading “Colorado Taxes.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

IRELAND, STAPLETON, PRYOR & PASCOE, P.C.

By:	/s/ William E. Tanis, V.P.
William E. Tanis, V.P.

1675 BROADWAY, SUITE 2600, DENVER, COLORADO 80202 TELEPHONE 303•623•2700 FAX 303•623•2062